UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BREITLING ENERGY COMPANY
  (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Supplement to Notice of the Annual Meeting and Proxy Statement

Annual Meeting

This Supplement provides updated information with respect to the 2014 Annual Meeting of Stockholders, or the “Meeting” of Breitling Energy Corporation, or the “Company,” to be held on July 8, 2014 at 10:00 a.m., Central Daylight Time at the corporate offices of the Company at 1910 Pacific Avenue, Suite 12000, Dallas, Texas 75201 for purposes set forth in the Notice of 2014 Annual Meeting of Stockholders dated May 19, 2014, or the “Notice.” Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Notice, Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

Resignation of Auditor

On June 30, 2014, Rothstein Kass & Company, P.C. (“Rothstein Kass”), the independent certified public accountants who had been engaged by the Company as the principal accountant to audit the Company’s consolidated financial statements, informed the Company that it has resigned as the Company’s auditor.

On June 30, 2014, the Audit Committee of the Company’s Board of Directors approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

Proxy voting forms already returned by stockholders will remain valid and shares represented thereby will be voted at the Meeting unless revoked.

Ratification of Auditors

Proposal 5 for the Meeting consists of a proposal to ratify the Audit Committee’s appointment of Rothstein Kass as the Company’s independent accountants for the fiscal year ending December 31, 2014. Because Rothstein Kass has resigned, shares represented by proxy voting forms received by the Company will be voted against the ratification of Rothstein Kass.

Other Matters

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement. If any other matters properly come before the Meeting, it is the intention of the persons named on the proxy card to vote the shares they represent in accordance with their best judgment on each of such matters.

By Order of the Board of Directors

/s/ Jeremy S. Wagers
Jeremy S. Wagers
Chief Operating Officer and General Counsel

Dallas, Texas
July 1, 2014